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                                                                    EXHIBIT 23.B

            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference into this Registration Statement on Form S-4 of GulfTerra Energy Partners, L.P. (formerly known as El Paso Energy Partners, L.P.), GulfTerra Energy Finance Corporation (formerly known as El Paso Energy Partners Finance Corporation), and the Subsidiary Guarantors listed therein of our reserve reports dated as of December 31, 2000, 2001 and 2002, each of which is included in the Annual Report on Form 10-K of GulfTerra Energy Partners, L.P. for the year ended December 31, 2002. We also consent to the reference to us under the heading of "Experts" in such Registration Statement.



                                        NETHERLAND, SEWELL & ASSOCIATES, INC.

                                        By:   /s/ C.H. SCOTT REES III
                                            -----------------------------------
                                            C.H. (Scott) Rees III
                                            President and Chief Operating
                                               Officer

Dallas, Texas
June 26, 2003